Exhibit 10.18

NTELOS Holdings Corp.

NTELOS Inc.

401 Spring Lane, Suite 300

PO Box 1990

Waynesboro, Virginia 22980

February 13, 2006

CVC Management LLC

399 Park Avenue, 14th Floor

New York, NY 10043

Quadrangle Advisors LLC

375 Park Avenue

New York, NY 10152

Ladies and Gentlemen:

Reference is made to (i) the Advisory Agreement (the “CVC Advisory Agreement”), dated February 24, 2005, by and among NTELOS Holdings Corp., a Delaware corporation and successor to Project Holdings LLC (“Holdings”), NTELOS Inc., a Virginia corporation and successor to Project Merger Sub Corp. (“NTELOS”), and CVC Management LLC as Advisor (“CVC Management”) and (ii) the Advisory Agreement (the “Quadrangle Advisory Agreement”), dated February 24, 2005, by and among Holdings, NTELOS and Quadrangle Advisors LLC as Advisor (“Quadrangle Advisors”). The CVC Advisory Agreement and the Quadrangle Advisory Agreement are collectively referred to herein as the “Advisory Agreements.” Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Advisory Agreements.

This letter confirms our agreement as follows:

1.	If a First Public Offering occurs on or before February 14, 2006, then as soon as practicable (and in any event within one business day of the closing thereof), Holdings shall pay $6,470,500 to CVC Management and $6,470,500 to Quadrangle Advisors (collectively, the “Fees”) plus the amount, if any, of reasonable out-of-pocket expenses incurred by either CVC Management and its affiliates or Quadrangle Advisors and its affiliates, respectively, in connection with the provision of services by each of them under their respective Advisory Agreements that have been invoiced to Holdings and not previously paid.

2.	Each of the parties to the Advisory Agreements hereby agrees that the Fees set forth in paragraph 1 above represent the Termination Fee as set forth in Section 1(c) of each of the Advisory Agreements and has been calculated in accordance with Section 1(c) of each of the Advisory Agreements based on an 8% discount rate.

3.

Upon payment of the Fees and expenses as set forth in paragraph 1 hereof, Sections 1 (Term), 2 (Services), 3 (Advisory Fee), 4 (Transaction Fees) and 5 (Personnel), of each of the Advisory Agreements shall terminate and be of no further force and effect. Except as

NTELOS Holdings Corp.

NTELOS Inc.

February 13, 2006

provided herein, all other provisions of the Advisory Agreements shall remain in full force and effect, including without limitation, Section 6 (Liability) and Section 7 (Indemnity) of the Advisory Agreements; provided, however, the obligations of each of CVC Management and Quadrangle Advisors with respect to Competing Activities set forth in Section 6 of each of the Advisory Agreements shall terminate and be of no further force or effect (subject to the continuing obligations with respect to Competing Activities contained in the Shareholders Agreement, dated as of May 2, 2005, as amended, among Holdings, the Institutional Shareholders named therein and the Management Shareholders named therein).

4.	Each of Holdings and NTELOS, on behalf of themselves and their subsidiaries (collectively, the “NTELOS Group”) on the one hand, and CVC Management and its affiliates (collectively, the “CVC Group”) and Quadrangle Advisors and its affiliates (collectively, the “Quadrangle Group”), on the other hand, acknowledges and agrees that the CVC Group and the Quadrangle Group, on the one hand, and the NTELOS Group on the other hand, as the case may be, shall not have and are hereby released from any liability to the other parties hereto arising under the Advisory Agreements; provided that the foregoing shall in no way limit the obligation of Holdings to pay the Fees and expenses in accordance with paragraph 1 hereof and the indemnification provided for in Section 7 of the respective Advisory Agreements.

5.	This letter agreement shall terminate and be void without further force or effect if the First Public Offering has not occurred on or before February 14, 2006.

Please indicate your agreement with the foregoing by signing where indicated below, whereupon this letter shall become a binding written agreement among us.

NTELOS Holdings Corp.

NTELOS Inc.

February 13, 2006

Sincerely,

NTELOS HOLDINGS CORP.

By:	/s/ Michael B. Moneymaker
Name: Michael B. Moneymaker
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary

NTELOS INC.

By:	/s/ Michael B. Moneymaker
Name: Michael B. Moneymaker
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Acknowledged and Agreed:

CVC MANAGEMENT LLC

By:	/s/ Michael Delaney
Name: Michael Delaney
Title:

QUADRANGLE ADVISORS LLC

By:	/s/ Michael Huber
Name: Michael Huber
Title: Managing Principal